EXHIBIT 5(A)


                            THELEN REID & PRIEST LLP
NEW YORK                        ATTORNEYS AT LAW
SAN FRANCISCO                 40 WEST 57TH STREET
WASHINGTON, D.C.            NEW YORK, N.Y. 10019-4097
LOS ANGELES           TEL (212) 603-2000 FAX (212) 603-2001
SILICON VALLEY                www. thelenreid.com
MORRISTOWN, N.J.


                                 April 19, 2002


TXU Corp.
Energy Plaza
1601 Bryan Street
Dallas, Texas 75201

Ladies and Gentlemen:

     Referring to the registration statement on Form S-8 to be filed by TXU Corp. (Company) on or about the date hereof (Registration Statement) with the Securities and Exchange Commission (Commission) under the Securities Act of 1933, as amended, for the registration of 100,000 shares of common stock, without par value (Stock), and the attached rights to purchase Series A Preference Stock (Rights), to be offered from time to time by the Company in connection with the TXU Australia Employee Share Plan (Plan), we are of the opinion that:

     1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

     2. All requisite action necessary to make any shares of authorized but unissued Stock validly issued, fully paid and non-assessable will have been taken when any shares of authorized but unissued Stock shall have been issued and delivered in accordance with the Plan.

     3. The Rights, when issued as contemplated by the Registration Statement, will be validly issued.

     We are members of the New York Bar and do not hold ourselves out as experts on the laws of the state of Texas. Accordingly, in rendering this opinion, we have relied, with your consent, as to all matters governed by the laws of Texas, upon an opinion of even date herewith addressed to you by Hunton & Williams, of Dallas, Texas, general counsel for the Company, which is being filed as an exhibit to the Registration Statement.

     We hereby consent to the use of our name in the aforementioned Registration Statement and to the use of this opinion as an exhibit thereto.

                                         Very truly yours,

                                         /s/ THELEN REID & PRIEST LLP

                                         THELEN REID & PRIEST LLP